CERTIFICATE OF DESIGNATION, NUMBER, POWERS,
                    PREFERENCES AND RELATIVE, PARTICIPATING,
                    OPTIONAL AND OTHER SPECIAL RIGHTS AND THE
                    QUALIFICATIONS, LIMITATIONS, RESTRICTIONS
                   AND OTHER DISTINGUISHING CHARACTERISTICS OF
                       CLASS D CONVERTIBLE PREFERRED STOCK

                                       OF

                           INNOVIR LABORATORIES, INC.

It is hereby certified that:

     1. The name of the corporation (hereinafter called the "Corporation") is Innovir Laboratories, Inc. a Delaware corporation.

     2. The Certificate of Incorporation of the Corporation authorizes the issuance of fifteen million (15,000,000) shares of Preferred Stock of a par value of $.06 each and expressly vests in the Board of Directors of the Corporation the authority provided therein to issue any or all of the remainder of said shares in one or more classes or series and by resolution or resolutions to establish the designation, number, full or limited voting powers, or the denial of voting powers, preferences and relative, participating, optional and other special rights and the qualifications, limitations, restrictions and other distinguishing characteristics of each class or series to be issued.

     3. The Board of Directors of the Corporation, pursuant to the authority expressly vested in it as aforesaid, has adopted the following resolutions creating a Class D issue of Preferred Stock:

     RESOLVED, that eight million six hundred sixty-six thousand six hundred sixty-six (8,666,666) of the fifteen million (15,000,000) authorized shares of Preferred Stock of the Corporation shall be designated Class D Convertible Preferred Stock, $.06 par value per share ("Class D Preferred Stock"), and shall possess the rights and privileges set forth below:

     Section 1. DESIGNATION AND AMOUNT. The shares of such class shall be designated as "Class D Convertible Preferred Stock" ("Class D Preferred Stock") and the number of shares constituting the Class D Preferred Stock shall be 8,666,666. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Class D Preferred Stock to a number less than the number of shares then outstanding plus the number shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Class D Preferred Stock.

     Section 2. RANK. The Class D Preferred Stock shall rank: (i) prior to all of the Corporation's Common Stock, par value $.013 per share ("Common Stock");
(ii) prior to any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms junior to any Class D Preferred Stock of whatever subdivision (collectively, with the Common Stock, "Junior Securities"); (iii) on parity with the Corporation's Class B Convertible Preferred Stock and Class C Convertible Preferred Stock and with any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms on parity with the Class D Preferred Stock ("Parity Securities") in each case as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (all such distributions being referred to collectively as "Distributions").

     Section 3. DIVIDENDS. The Class D Preferred Stock will bear no dividends, and the holders of the Class D Preferred Stock ("Holders") shall not be entitled to receive dividends on the Class D Preferred Stock.

     Section 4. LIQUIDATION PREFERENCE.

     (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the Holders of shares of Class D Preferred Stock shall be entitled to receive, immediately after any distributions to senior securities required by the Corporation's Certificate of Incorporation or any certificate of designation of preferences, and prior and in preference to any distribution to Junior Securities but in parity with any distribution of Parity Securities, an amount per share equal to $1.50 for each outstanding share of Class D Preferred Stock. If upon the occurrence of such event, the assets and funds thus distributed among the Holders of the Class D Preferred Stock and Parity Securities shall be insufficient to permit the payment to such Holders of the full preferential amounts due to the Holders of the Class D Preferred Stock and the Parity Securities, respectively, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the Holders of the Class D Preferred Stock and the Parity Securities, pro rata, based on the respective liquidation amounts to which each such class or series of stock is entitled by the Corporation's Certificate of Incorporation and any certificate of designation of preferences.

     (b) Upon the completion of the distribution required by subsection 4(a), if assets remain in this Corporation, they shall be distributed to holders of Parity Securities and Junior Securities in accordance with the Corporation's Certificate of Incorporation including any duly adopted certificate(s) of designation of preferences.

     (c) A consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale, conveyance or disposition of all or substantially all of the assets of the Corporation or the effectuation by the Corporation of a

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transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of, shall not be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 4.

     Section 5. CONVERSION.

     The record Holders of this Class D Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

     (a) Right to Convert. Each record Holder of Class D Preferred Stock shall be entitled, at the option of the Holder, at the office of the Company or any transfer agent for the Class D Preferred Stock, to convert each share of Class D Preferred Stock held by such Holder into one share of restricted, fully-paid and nonassessable share of the $.013 par value common stock of the Company (the "Common Stock"); provided, however, that there are sufficient shares of Common Stock into which such Class D Preferred Stock may be converted. If, by June 30, 1997, the number of authorized but unissued shares of Common Stock are not sufficient to effect the conversion of all the then outstanding shares of Class D Preferred Stock, each share of Class D Preferred Stock for which there is not sufficient number of authorized but unissued shares at such date shall, as of such date, be convertible into one and one-half shares of restricted, fully-paid and nonassessable shares of Common Stock.

     (b) Mechanics of Conversion. In order to convert Class D Preferred Stock into full shares of Common Stock, the Holder shall (i) fax a copy of the fully executed notice of conversion in the form attached as Exhibit A hereto ("Notice of Conversion") to the Company or its designated transfer agent at such office indicating that he elects to convert the same, which notice shall specify the number of shares of Class D Preferred Stock to be converted (together with a copy of the first page of each certificate to be converted), prior to midnight, New York City time (the "Conversion Notice Deadline") on the date of conversion specified on the Notice of Conversion and (ii) surrender the original certificate or certificates therefor, duly endorsed, and the original Notice of Conversion by either overnight courier or two-day courier, to the office of the Company or of any transfer agent for the Class D Preferred Stock; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless either the certificates evidencing such Class D Preferred Stock are delivered to the Company or its transfer agent as provided above, or the Holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed. Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of the certificate or certificates ("Stock Certificates") representing shares of Class D Preferred Stock and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of the Stock Certificate(s), if mutilated, the Company shall execute and deliver new Stock Certificate(s) of like tenor and date representing, at the Holder's option, either shares of Class D Preferred Stock or the shares of Common Stock into which such Class D Preferred Stock may be converted. No fractional shares of Common Stock shall be issued upon conversion of this Class D Preferred Stock.

     The Company shall use all reasonable efforts to issue and deliver within three (3) business days after delivery to the Company of such Stock Certificate(s), or after such agreement and indemnification, to such Holder of Class D Preferred Stock at the address of the Holder on the books of the Company, a certificate or certificates for the number of shares of Common Stock to which the Holder shall be entitled as aforesaid. The date on which conversion occurs (the "Date of Conversion") shall be deemed to be the date set forth in such Notice of Conversion, provided (i) that the advance copy of the Notice of Conversion is faxed to the Company before midnight, New York City time, on the Date of Conversion, and (ii) that the original Stock Certificates representing the shares of Class D Preferred Stock to be converted are received by the transfer agent or the Company within five business days thereafter. The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. If the original Stock Certificates representing the Class D Preferred Stock to be converted are not received by the transfer agent or the Company within five business days after the Date of Conversion or if the facsimile of the Notice of Conversion is not received by the Company or its designated transfer agent prior to the Conversion Notice Deadline, the Notice of Conversion, at the Company's option, may be declared null and void.

     Following conversion of shares of Class D Preferred Stock, such shares of Class D Preferred Stock will no longer be outstanding.

     (c) Reservation of Stock Issuable Upon Conversion. Subject to the amendment of the Company's Certificate of Incorporation to increase the number of shares of Common Stock authorized thereunder, the Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Class D Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding Class D Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all the then outstanding shares of Class D Preferred Stock, the Company will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

     (d) Automatic Conversion. Each share of Class D Preferred Stock outstanding on June 30, 1997 automatically shall be converted into Common Stock on such date, and June 30, 1997 shall be deemed the Date of Conversion with respect to such Conversion.

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     Section 6. CORPORATE CHANGE.

     The number of shares of Common Stock into which each share of Class D Preferred Stock shall convert shall be appropriately adjusted to reflect, as deemed equitable and appropriate by the Corporation, any stock dividend, stock split or share combination of the Common Stock. In the event of a merger, reorganization, recapitalization or similar event of or with respect to the Company (a "Corporate Change") (other than a Corporate Change in which all or substantially all of the consideration received by the holders of the Company's equity securities upon such Corporate Change consists of cash or assets other than securities issued by the acquiring entity or any affiliate thereof), this Class D Preferred Stock shall be assumed by the acquiring entity and thereafter this Class D Preferred Stock shall be convertible into such class and type of securities as the Holder would have received had the Holder converted this Class D Preferred Stock immediately prior to such Corporate Change.

     Section 7. VOTING RIGHTS. Except as otherwise provided by the Delaware General Corporation Law, each holder of Class D Preferred Stock shall be entitled to vote, in respect of each share of Class D Preferred Stock registered in such holder's name, the number of votes as such holder would have had if such share of Class D Preferred Stock were converted into Common Stock immediately prior to the record date for determining which stockholders are entitled to vote. In addition, each holder of Class D Preferred Stock shall otherwise participate in any proceeding in which actions shall be taken by the stockholders of the Corporation and shall be entitled to notification as to any meeting of the stockholders. Except to the extent that Delaware law requires the vote of the holders of the Class D Preferred Stock, voting separately as a class, to authorize a given action of the Corporation, the holders of the Class D Preferred Stock shall not be entitled to such a vote. To the extent such a vote is required, however, the affirmative vote or consent of the holders of at least a majority of the outstanding shares of the Class D Preferred Stock shall constitute the approval of such action by the class. Holders of the Class D Preferred Stock shall be entitled to participate in all stockholder meetings, written consents or other stockholder actions with respect to which they would be entitled to vote or participate, including receipt of notice thereof pursuant to the Corporation's by-laws and applicable statutes.

     Section 8. PROTECTIVE PROVISIONS. So long as shares of Class D Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Class D Preferred Stock:

     (a) alter or change the rights, preferences or privileges of the shares of Class D Preferred Stock so as to affect adversely the Class D Preferred Stock;

     (b) create any new class or series of stock having a preference over the Class D Preferred Stock with respect to Distributions (as defined in Section 2 above); or

     (c) do any act or thing not authorized or contemplated by this Designation which would result in taxation of the holders of shares of the Class D Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended).

     Section 9. STATUS OF REDEEMED OR CONVERTED STOCK. In the event any shares of Class D Preferred Stock shall be converted pursuant to Section 5 hereof, the shares so converted shall be canceled, shall return to the status of authorized but unissued Preferred Stock of no designated class or series and shall not be issuable by the Corporation as Class D Preferred Stock.

     Section 10. PREFERENCE RIGHTS. Nothing contained herein shall be construed to prevent the Board of Directors of the Corporation from issuing one or more classes or series of preferred stock with liquidation preferences equal to the liquidation preferences of the Class D Preferred Stock.

     FURTHER RESOLVED, that the statements contained in the foregoing resolution creating and designating the said Class D Preferred Stock and fixing the number, powers, preferences and relative, optional, participating and other special rights and the qualifications, limitations, restrictions and other distinguishing characteristics thereof shall, upon the effective date of said Class, be deemed to be included in and be a part of the certificate of incorporation of the Corporation pursuant to the provisions of the Delaware General Corporation Law.

     FURTHER RESOLVED, that the officers of the Company be, and hereby are, authorized and directed to file this Certificate of Designation pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, with respect to the Class D Preferred Stock provided for by the foregoing resolutions.

Signed on the 9th day of December, 1996.

                                        /s/ GARY POKRASSA
                                        --------------------------------
                                        Name:   Gary Pokrassa
                                        Title:  Vice President--Finance

Attest: /S/ KATHLEEN E. PICKERING
        -------------------------
Name:   Kathleen E. Pickering
Title:  Assistant Secretary

                                                                       EXHIBIT A
                                                                       ---------
                              NOTICE OF CONVERSION

                    (To be Executed by the Registered Holder in order to Convert the Preferred Stock)

As of the date written below, the undersigned hereby irrevocably elects to convert shares of Class D Convertible Preferred Stock, represented by stock certificate No(s). (the "Preferred Stock Certificates") into shares of common stock ("Common Stock") of Innovir Laboratories, Inc. (the "Company") according to the conditions of the Certificate of Designation of Class D Convertible Preferred Stock. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

The undersigned represents and warrants that all offers and sales by the undersigned of the shares of Common Stock issuable to the undersigned upon conversion of the Class D Preferred Stock shall be made in accordance with the Securities Act of 1933, as amended (the "Act"), pursuant to registration of the Common Stock under the Act or pursuant to an exemption from registration under the Act.

                                          ------------------------------------
                                          Date of Conversion

                                          ------------------------------------
                                          Signature

                                          ------------------------------------
                                          Name

                                          Address:

                                          ------------------------------------

                                          ------------------------------------

* No shares of common Stock will be issued until the original preferred Stock Certificate(s) to be converted and the Notice of Conversion are received by the Company's Attorney or Transfer Agent. The original Stock Certificate(s) representing the Class D Preferred Stock to be converted and the Notice of Conversion must be received by the Company's Attorney or Transfer Agent by the fifth business day following the Date of Conversion or the Notice of Conversion, at the Company's option, may be declared null and void.